NEWS FOR RELEASE: 8/22/01 - 8:30 a.m. Eastern Time

CONTACT:  Lee Brown
          719-481-7213
          lbrown@ramtron.com


                  RAMTRON AND TEXAS INSTRUMENTS ENTER INTO
                  FRAM LICENSING AND DEVELOPMENT AGREEMENT

COLORADO SPRINGS, CO-August 22, 2001 - U.S. semiconductor maker Ramtron International Corporation (Nasdaq:RMTR) today announced that it has entered into a multi-million dollar FRAM memory licensing and development agreement with Texas Instruments. Under the terms of the agreement Ramtron will provide a license to Ramtron's ferroelectric random access memory technology as well as technical development services in exchange for certain fees relating to the license and development services.

About Ramtron

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is the leader in the design, development and sale of ferroelectric RAM or FRAM memory products. The Company also develops and markets high-performance memory products through its subsidiaries, Enhanced Memory Systems, Inc. and Mushkin Enhanced Memory.

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